SPX CORPORATION             700 Terrace Point Drive         Phone 616-724-5000
                            P.O. Box 3301                   Fax   616-724-5720
                            Muskegon, MI 49443-3301


                                                               Exhibit 10 (xv)


                                               November 24, 1995

CONFIDENTIAL


Mr. John B. Blystone
Largo Olgista, 15
Isola 80/C1
00123 Olgista (Rome) Italy

Dear John:

On behalf of the Board of Directors of SPX Corporation, I am pleased to offer you the Chief Executive Officer position at SPX. The following are the specifics:

I.      Title

        Chairman, President and Chief Executive Officer and member of the Board of Directors

II.     Base Salary

        $450,000; reviewed annually with any increase to become part of base salary.

III.    Annual Bonus and Long-Term Incentives

        The Company will be implementing the EVA (Economic Value Added) Performance Measurement System. The concept was approved by the Board of Directors at its November 15, 1995 meeting. Now, the senior management team will be responsible for developing the details of the plan that will affect you, as the new CEO, and other key executives of the Company. It is anticipated that the target pay-out for the CEO will be approximately $500,000 annually paid in cash, stock options and/or restricted stock. For the year ending December 31, 1996, we will guarantee you a minimum $250,000 cash award that will be paid during the first quarter of 1997.

IV.     Stock Options

        125,000 shares of common stock with an option price set at 100 percent of the fair market value on the date of the grant (the day you accept in writing this offer). The total option is exercisable any time after six months and will expire ten years from the date of the option grant.

Mr. John B. Blystone
November 24, 1995
Page 2

   V. Restricted Stock

      125,000 shares of common stock that vest 20 percent per year on December 1, 1996 and each successive anniversary date. Therefore, 25,000 shares will vest December 1, 1996, another 25,000 shares on December 1, 1997, etc. Further, you will receive all dividends on all restricted shares as dividends are paid to all shareholders.

  VI. Additional Benefits

      You will receive a "make-whole" payment, in addition to the initial restricted stock award described above, of $500,000 in cash; $80,000 of this cash payment will not be paid if your current employer pays the forfeitable deferred bonus of $80,000. Therefore, $420,000 will be paid when you begin employment with SPX (anticipated to be December 18, 1995). If your current employer does not pay the $80,000, it will be paid to you on February 29, 1996.

 VII. Fringe Benefits

      Effective with the date of your employment, you and your family will immediately enroll in all SPX fringe benefit programs, with no waiting periods under the company's health insurance programs.

VIII. Special Retirement Plans

      A. Defined Benefit Qualified Plan plus Supplemental Executive Retirement Plan (SERP)

         SERP provides opportunity to earn double years of service for up to 15 years (30 years of plan service for 15 years of actual service). Pension benefit for 30 years of plan service is 58 percent of final average pay less; Social Security, benefit from the SPX Qualified Plan and benefits (if any) from another employer's plan. Final average pay includes salary plus annual bonus (highest three years in last ten). Your SERP will vest after five years of plan service.

      B. Retirement Savings Plan (RSP) plus Supplemental Retirement Savings Plan

         * Company match on first 6 percent of savings is 4.5 percent.

         * An additional 9 percent of savings (unmatched) allowed.

Mr. John B. Blystone
November 24, 1995
Page 3


        * Supplemental Plan allows tax-deferred savings and company match to continue even when annual Qualified Plan limits are reached in the Qualified Plan.

IX.     Perquisites

        *  Company leased automobile.

        * Country Club membership (50 percent of full membership dues and full initiation fee).

        *  Annual physical examination.

        *  Officer vacation policy.

X.      Termination Agreement

        Mr. Blystone's employment may be terminated by SPX if the Board determines that "cause" for such termination exists, and SPX furnishes 30 days' prior written notice of such termination. The term "cause" refers only to any one or more of the following grounds:

        * Commission of an act materially and demonstrably detrimental to the good will of SPX or any subsidiary of SPX, which act constitutes gross negligence or willful misconduct by Mr. Blystone in the performance of his material duties to SPX;

        * Commission of any material act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of Mr. Blystone at the expense of SPX, or any subsidiary of SPX;

        *  Mr. Blystone's conviction of a felony;

        Mr. Blystone's employment may be terminated by SPX without cause and for any reason after January 31, 1999 subject to any then existing employment contract or other agreement covering his employment or his termination.

        Mr. Blystone's employment may be terminated by him at any time prior to January 31, 1999 if he determines that "good reason" for such termination exists and he furnishes 30 days' prior written notice of such termination to SPX. The term "good reason" refers to any one or more of the following grounds:

Mr. John B. Blystone
November 24, 1995
Page 4


        * Substantial reduction by SPX (over the objection of Mr. Blystone) in Mr. Blystone's duties, authority, title, status, or a reduction in Mr. Blystone's base salary.

        * The failure by SPX to pay the base salary, bonus or other compensation required hereunder.

        * The failure of SPX and Mr. Blystone to reach by October 31, 1998 a mutually satisfactory agreement with respect to the terms and conditions of his employment subsequent to January 31, 1999.

        * For any reason (or no reason) during the sixty-day period following the date of a "change of control" of SPX occurs. "Change of control" shall be deemed to have occurred if:

           a) Any "person" (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

           b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this section) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof; or

           c) The shareholders of the Company approve a plan of complete liquidation of the Company, an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or a plan of merger or consolidation of the Company with any other corporation, except for a merger or consolidation in which the security owners of the Company immediately prior to the merger or consolidation continue to own at least eighty percent (80%) of the voting securities of the new (or continued) entity immediately after such merger or consolidation;

Mr. John B. Blystone
November 24, 1995
Page 5


                d) Any person, other than the Company, purchases securities pursuant to an exchange or tender offer for securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities.

        If Mr. Blystone's employment is terminated for other than "cause" or if Mr. Blystone terminates his employment for "good reason," Mr. Blystone will

                * be paid a target bonus for the year of termination prorata through the date of termination;

                * be paid his base salary as then in effect for a three-year period;

                * be paid three times Mr. Blystone's target bonus for the year of termination payable prorata at the times bonuses are customarily paid;

                * immediately be fully vested in all unvested options to purchase shares of SPX stock which options shall be exercisable by Mr. Blystone for a period of two years after such date;

                * immediately be fully vested in all shares of restricted SPX stock and all restrictions shall terminate;

                * immediately be fully vested in any other equity or incentive compensation awards;

                *  immediately be fully vested in his SERP benefits;

                * will during the three-year period following his termination continue to receive health, life and disability insurance benefits, but only to the extent that he does not obtain similar benefits paid by a third party;

                * will be provided with outplacement services from a provider reasonably selected by Mr. Blystone as are then customarily provided by other companies to their similarly situated executives.

        SPX shall reimburse Mr. Blystone for the amount of any excise taxes paid by Mr. Blystone (net of any tax benefits received) pursuant to
        Section 4999 of the Internal Revenue Code of 1986, as amended, which taxes are so paid as respects payments to Mr. Blystone under the "change of control" provisions, including this provision.

Mr. John B. Blystone
November 24, 1995
Page 6

  XI. Death or Disability

      If Mr. Blystone dies or becomes totally and permanently disabled, he will:

      * Immediately be fully vested in all unvested options to purchase shares of SPX stock which options shall be exercisable by Mr. Blystone or his estate for a period of two years after such date;

      * immediately be fully vested in all shares of restricted SPX stock and all restrictions shall terminate;

      * immediately be fully vested in any other equity or incentive compensation awards.

 XII. Other

      Mr. Blystone's salary, benefits and other terms and conditions of employment will not be less favorable than other executives at the time of this agreement. In no event will Mr. Blystone have less than 90 days following the termination of his employment (regardless of the reason) to exercise any stock options which were vested on the date of termination.

XIII. Relocation

      SPX will pay all of the costs of relocating Mr. Blystone and his family to a new home in the greater Muskegon, Michigan area. (However, if his current employer pays all or part of the costs, SPX will pay only the difference.) Relocation is generally defined as the packing and shipping of household goods, the payment of real estate fees/commissions, as well as legal fees in the purchase of a new home in the greater Muskegon area. Before Mr. Blystone's family moves to the Muskegon area, interim housing will be provided by SPX. During this time, reasonable trips to Rome to be with his family will also be included.

John, while this letter is a little bit lengthy, I want to make sure that the details of our understanding are spelled out. Please sign a copy of this letter indicating that you accept our offer, and return it to me by fax.

                                        Sincerely

                                        /s/ Charles E. Johnson, II
                                        ---------------------------
                                        Charles E. Johnson, II
                                        Chief Executive Officer

ACCEPTED

/s/ John B. Blystone
-----------------------
John B. Blystone
Nov. 24, 1995

                        SPX CORPORATION/JOHN B. BLYSTONE
                      NONQUALIFIED STOCK OPTION AGREEMENT


        THIS AGREEMENT is made as of December 18, 1995, by and between SPX CORPORATION ("SPX") and JOHN B. BLYSTONE ("Executive").

        1. Grant of Option. As an inducement to secure Executive's acceptance of the position of Chairman, president and Chief Executive Officer, SPX hereby grants to Executive an option (the "Option") to purchase 125,000 shares of its common stock, $10 par value (the "Common Stock") at the purchase price of $15.75 per share (the "Purchase Price"), in the manner and subject to the conditions hereinafter provided. The Compensation Committee of the Board of Directors (the "Committee") may make such determinations and reasonable interpretations with respect to this Option as it deems necessary or advisable.

        2. Time of Exercise of Option. This Option may be exercised in whole or in part at any time and from time to time after June 18, 1996 and prior to its expiration date of December 17, 2005.

        3. Manner of Exercise. The Option may be exercised by written notice which shall:

                (a) state the election to exercise the Option and the number of shares in respect of which it is being exercised;

                (b) be signed by Executive or such other person or persons entitled to exercise the Option;

                (c)     be in writing and delivered to SPX's Secretary; and

                (d) be accompanied by payment in full of the Purchase Price for the shares to be purchased. Payment may be made by (i) check, bank draft, money order or other cash payment, or (ii) delivery of previously-acquired shares of Common Stock with a fair market value as of the exercise date equal to the Purchase Price (or a combination of (i) and (ii)). The fair market value of the Common Stock for this purpose shall be the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for the exercise date or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted.

        4. Termination of Option. This Option shall terminate immediately if Executive's employment with SPX is terminated for cause as defined in Paragraph X of the letter agreement dated November 24, 1995. Any unexercised portion of this Option that has not terminated pursuant to the preceding sentences may be exercised by Executive within 24 months after the date on which Executive's employment relationship terminates, provided that in the event of Executive's death the Option may be exercised only by Executive's legally-appointed executor or administrator or other legal representative.

        5. RIGHTS PRIOR TO EXERCISE OF OPTION. The Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Option shall be exercisable during the Executive's lifetime only by him. No person shall have any rights as a stockholder with respect to the shares of Common Stock until exercise of the Option and delivery of the shares as herein provided.

        6. ADJUSTMENT IN EVENT OF HAPPENING OF CONDITION. In the event of any change in the outstanding shares of Common Stock that occurs by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to the Option, and the Purchase Price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

        7. NO CONTRACT OF EMPLOYMENT. Nothing contained in this Agreement shall be construed as a contract of employment between SPX and Executive, or as a right of Executive to be continued in the employment of SPX or as a limitation of SPX's right to discharge Executive with or without cause. Except as expressly provided herein, this Agreement shall not be construed as a term or condition of his employment and, in particular, it shall neither confer upon Executive any additional rights or privileges over his existing terms and conditions of employment nor shall it entitle Executive to additional compensation or damages upon termination of employment.

        8. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, legal representatives, successors and assigns. This Agreement may be amended only by mutual agreement of the Committee and Executive.

        9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

SPX CORPORATION                                 EXECUTIVE

/s/ James M. Sheridan                           /s/ John B. Blystone
----------------------------------              -----------------------------
James M. Sheridan                               John B. Blystone

Title: Vice President/Secretary
       ---------------------------

                                 SPX / BLYSTONE
                          RESTRICTED SHARES AGREEMENT

        AGREEMENT entered into December 18, 1995 by and between SPX CORPORATION, a Delaware corporation ("SPX") and John B. Blystone, hereinafter called "Blystone", and premised upon the following circumstances:

        As an inducement to secure Blystone's acceptance of the position of Chairman, President and Chief Executive Officer of SPX Corporation, the Board of Directors has determined to award Blystone 125,000 shares of SPX Common Stock, $10.00 par value, upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises set forth above and of the mutual covenants of the parties hereinafter set forth, the adequacy of which is acknowledged, the parties agree as follows:

1.      GRANT

        SPX grants to Blystone 125,000 shares of common stock of SPX Corporation, $10,00 par value, effective December 18, 1995, subject to the conditions hereinafter set forth.

2.      VESTING PERIOD

        Blystone's right, title and interest in the Restricted Shares shall become vested only as to, and to the extent, such Restricted Shares become distributable pursuant to Paragraph 6.

3.      RESTRICTED PERIOD

        The Restricted Shares held by the Secretary of SPX, as provided in Paragraph 5, and not yet distributed to Blystone, as provided in Paragraph 6, may not be sold, assigned, transferred, pledged or otherwise encumbered by Blystone.

4.      RIGHTS TO RECEIVE DIVIDENDS AND TO VOTE SHARES

        Notwithstanding the restrictions on the transfer provided for in Paragraph 3 and the vesting requirements under Paragraph 2, Blystone, as owner of such Restricted Shares, shall have all the rights of a holder of SPX Common Stock, including, but not limited to the right to receive dividends paid on such Restricted Shares and the right to vote such Restricted Shares.

SPX/Blystone
Restricted Share Agreement                                             Page 2


5.      DEPOSIT OF RESTRICTED SHARES WITH SPX

        Each certificate issued in respect to the Restricted Shares granted under Paragraph 1 shall be registered in the name of Blystone and deposited by him, together with a stock power endorsed in blank, with the Secretary of SPX and shall bear the following legend:

                "The transferability of this certificate and these shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in an Agreement entered into between the registered owner and SPX dated December 18, 1995. A copy of the Agreement is on file in the office of the Secretary of SPX."

6.      DISTRIBUTION OF RESTRICTED SHARES

        The Restricted Shares held by SPX pursuant to Paragraph 5 shall be distributed to Blystone or his legal representative as follows:

                        25,000 shares on December 1, 1996
                        25,000 shares on December 1, 1997
                        25,000 shares on December 1, 1998
                        25,000 shares on December 1, 1999
                        25,000 shares on December 1, 2000

        provided, that all or any portion of such installment shall be deferred until the immediately following January 1 to the extent that the Company determines that the deferral, in and of itself, would reduce the amount of Blystone's compensation that would otherwise be nondeductible by the Company under Internal Revenue Code Section 162(m), or any successor provision.

        Notwithstanding the provisions of Paragraphs 2 and 6, all Restricted Shares heretofore granted and not previously distributed shall become fully vested and shall be distributed immediately in the event of:

                (i) Blystone's employment is terminated prior to January 31, 1999 without "cause" as defined in Paragraph X of the letter agreement of November 24, 1995, a copy of which is attached hereto as "Exhibit A"; or

                (ii) Blystone elects to terminate his employment prior to January 31, 1999 for "good reason" as defined in Paragraph X of the letter agreement of November 24, 1995 (Exhibit A); or

                (iii) Blystone elects to terminate his employment at any time during the sixty-day period following the date a "change of control" of SPX as defined in Paragraph X of the letter agreement of November 24, 1995 (Exhibit A).

SPX/Blystone
Restricted Share Agreement                                               Page 3

7. CONTINUED EMPLOYMENT

   Except as set forth in Paragraph 6, in the event that Blystone's employment with SPX terminates for a reason other than Total and Permanent Disability (as defined by the SPX Corporation Long-Term Disability Plan) or death, all Restricted Shares heretofore granted to him and not previously distributed pursuant to Paragraph 6 shall be forfeited and returned to SPX for cancellation on the date of termination.

8. TOTAL AND PERMANENT DISABILITY OR DEATH

   Notwithstanding any other provision of the Agreement to the contrary, in the event that Blystone, while an active employee of SPX, sustains a Total and Permanent Disability (as defined by the SPX Corporation Long-Term Disability
   Plan) or dies prior to the end of the Distribution Period described in Paragraph 6, the Restricted Shares not previously distributed shall be promptly distributed to Blystone, his legal representative or his estate.

9. GENERAL PROVISIONS

      (a) This Agreement is subject to all applicable securities and tax laws of the United States.

      (b) SPX shall have the right to deduct and withhold from all payments pursuant to this Agreement any amount required by law to satisfy all taxes with respect to such payments.

        IN WITNESS WHEREOF, SPX has caused this Agreement to be executed by its duly authorized officers and Blystone has hereunto set his hand and seal the day and year first above set forth.

                                        SPX CORPORATION


                                        By: /s/ James M. Sheridan
                                            ---------------------------
                                            Vice President, Secretary
                                            and General Counsel

ATTEST:

/s/ Majorie M. Stauffer
------------------------------
Assistant Secretary

                                        /s/ John B. Blystone
                                        -------------------------------
                                        John B. Blystone

                                   EXHIBIT A


                APPLICABLE PORTION OF PARAGRAPH X OF THE LETTER

                 AGREEMENT DATED NOVEMBER 24, 1995 BETWEEN SPX

                CORPORATION AND JOHN B. BLYSTONE FOR PURPOSES OF

                 THIS "SPX/BLYSTONE RESTRICTED SHARE AGREEMENT"


X.      Termination Agreement

        Mr. Blystone's employment may be terminated by SPX if the Board determines that "cause" for such termination exists, and SPX furnishes 30 days' prior written notice of such termination. The term "cause" refers only to any one or more of the following grounds:

        - Commission of an act materially and demonstrably detrimental to the good will of SPX or any subsidiary of SPX, which act constitutes gross negligence or willful misconduct by Mr. Blystone in the performance of his material duties to SPX;

        - Commission of any material act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of Mr. Blystone at the expense of SPX, or any subsidiary of SPX;

        -  Mr. Blystone's conviction of a felony;

        Mr. Blystone's employment may be terminated by SPX without cause and for any reason after January 31, 1999 subject to any then existing employment contract or other agreement covering his employment or his termination.

        Mr. Blystone's employment may be terminated by him at any time prior to January 31, 1999 if he determines that "good reason" for such termination exists and he furnishes 30 days' prior written notice of such termination to SPX. The term "good reason" refers to any one or more of the following grounds:

                                                                     EXHIBIT A
                                                                        Page 2


                - Substantial reduction by SPX (over the objection of Mr. Blystone) in Mr. Blystone's duties, authority, title, status, or a reduction in Mr. Blystone's base salary.

                - The failure by SPX to pay the base salary, bonus or other compensation required hereunder.

                - The failure of SPX and Mr. Blystone to reach by October 31, 1998 a mutually satisfactory agreement with respect to the terms and conditions of his employment subsequent to January 31, 1999.

                - For any reason (or no reason) during the sixty-day period following the date of a "change of control" of SPX occurs. "Change of control" shall be deemed to have occurred if:

                   a) Any "person" (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule
                       13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                   b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this section) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof, or

                   c) The shareholders of the Company approve a plan of complete liquidation of the Company, an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or a plan of merger or consolidation of the Company with any other corporation, except for a merger or consolidation in which the security owners of the Company immediately prior to the merger or consolidation continue to own at least eighty percent (80%) of the voting securities of the new (or continued) entity immediately after such merger or consolidation;

                   d) Any person, other than the Company, purchases securities pursuant to an exchange or tender offer for securities of the Company representing twenty-five (25%) or more of the combined voting power of the Company's then outstanding securities.